EXHIBIT  23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in Registration Statement Nos. 333-24065 and 333-62019 on Form S-3 of our report dated March 2, 2005 related to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2003 balance sheet) and the financial statement schedules of South Jersey Gas Company appearing in this Amendment No. 1 to Annual Report on Form 10-K of South Jersey Gas Company for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 31, 2005